Exhibit 99.1

Saba Announces Fourth Quarter and Fiscal Year 2009 Results

Non-GAAP Earnings Grow 52% and Cash Increases 56% Over Prior Year

Redwood Shores, Calif., July 20, 2009 – Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) solutions, today reported financial results for its fourth quarter and fiscal year ended May 31, 2009.

“We are very pleased to report record annual non-GAAP earnings and cash generation while increasing deferred revenue and maintaining solid revenue results,” said Bobby Yazdani, Chairman and CEO of Saba. “During the fiscal year, we achieved several key milestones as we strengthened our overall business model. We successfully streamlined our business to better match to our profitability objectives, signed a record number of new OnDemand customers, grew our total recurring revenues year over year and extended our partner relationships with the addition of IBM’s software group and Hewlett-Packard, as well as a number of regional alliance partners.”

Fourth Quarter and Fiscal Year 2009 Results

Fiscal fourth quarter revenue was $25.6 million compared to $28.2 million in the same period of the prior year. For the year ended May 31, 2009, revenue was $102.8 million compared to $107.8 million in the prior year. Assuming constant foreign currency rates, revenue in both the fourth quarter and fiscal year 2009 would have remained substantially similar to the revenue in the comparable periods of the prior fiscal year.

On a GAAP basis, net loss for the fourth quarter was $1.1 million, or $0.04 per share, compared to a net loss of $310,000, or $0.01 per share, for the same period of the prior year. GAAP net loss for the year ended May 31, 2009 improved by $1.2 million to $2.4 million, or $0.08 per share, compared to a net loss of $3.5 million, or $0.12 per share, for the prior year. Fourth quarter and fiscal year 2009 GAAP net loss included non-cash tax charges related to a prior acquisition of $1.2 million and $1.4 million, respectively.

On a non-GAAP basis, net income for the fourth quarter increased by $0.2 million to $2.2 million, or $0.07 per share, compared to $2.0 million, or $0.07 per share, for the same period of the prior year. Non-GAAP net income for the year ended May 31, 2009 improved by $2.2 million to $6.5 million, or $0.22 per share, from $4.3 million, or $0.15 per share, in the prior year.

Non-GAAP results are computed by adjusting GAAP results to exclude the impact of certain items including (i) non-cash amortization of intangibles, (ii) non-cash charges related to share-based compensation expenses, (iii) costs incurred related to potential strategic transactions that are no longer under consideration, (iv) restructuring costs, and (v) certain non-cash acquisition-related tax expenses. A reconciliation of GAAP to non-GAAP results is included in the financial statements accompanying this press release.

Cash balances increased 56% year over year to $26.0 million at fiscal year end. Deferred revenue at May 31, 2009 increased 13% to $35.3 million from $31.3 million at the end of the prior fiscal year.

Fourth Quarter Highlights

During the fourth quarter, Saba signed new customer contracts and expanded existing relationships with a number of organizations worldwide, including Autofin, AXA, Brinker International, City of Houston, Deloitte, Finning International, Grupo Comercial Chedraui, Liebherr Worldwide, Telekom Malaysia, Petróleo Brasileiro, Taylor, Bean & Whitaker, The Indian Hotels Company Limited, U.S. Army, and Unum Group.

In addition, key announcements by Saba in the fourth quarter included:

•

An expanded relationship with IBM pursuant to which IBM will offer a new Learning Accelerator for WebSphere Portal that is based on Saba Learning. As part of this relationship, IBM announced that customers with active maintenance agreements for IBM Lotus Learning Management System or IBM Workplace Collaborative Learning will be entitled to Saba Learning licenses, provided they purchase support for Saba Learning from Saba.

•

The appointment of Jeff Carr as President of Global Field Operations, assuming responsibility for the company’s worldwide field operations, including sales, professional services, alliances and customer success. Carr’s extensive experience includes executive roles with PeopleSoft and Taleo.

•

Saba’s recognition as the provider with the most experience in large-scale implementations, according to the recently published Bersin & Associates study, LMS and Learning Platforms 2009: Facts, Practical Analysis, Trends, and Provider Profiles.

Fiscal Year 2009 Highlights

•

Saba signed 98 new enterprise customers, including Haier, Aircel, Vodafone Australia, Canada National Department of Defense, Media Saturn, Future Electronics, Sonic Automotive, Arvin Meritor, Sydney Water and BDO Stoy Hayward.

•

Existing customers continued to standardize on Saba across the enterprise, including HP, Cisco, Intel, US Army, Ministerio De Defensa de España, Credit Suisse, Bank of America and Petróleo Brasileiro. Approximately 50% of product bookings came from our existing customers as they continued to expand their use of Saba.

•

Saba OnDemand exceeded the three million user mark and continues to demonstrate superior scalability with 15 global deployments each having more than 50,000 users, seven of which have more than 100,000 users.

•

Saba shipped new releases of Saba Centra and Saba Enterprise. The latest release of Saba Enterprise advances the value of unified people management with new talent, learning and performance management innovations. Saba Centra has new features to better support enterprise expertise sharing, including RSS publishing, one-click knowledge capture and enhanced evaluation and learning event administration.

•	Saba also announced a number of industry accolades and awards garnered by its product offerings, including:

•	Saba was positioned in Leaders Quadrant of the Gartner 2008 Magic Quadrant for Corporate Learning Systems;

•

In the Bersin & Associates two part study, The Essential Guide to Performance Management Practices and The Essential Guide to Employee Performance Management Systems, Saba received the highest possible rating in all six core performance management areas;

•	Saba received the top award in the “Excellence in LMS” category of Chief Learning Offer Magazine’s Learning in Practice Awards; and

•	Saba received a Bersin & Associates Learning Leaders’ Award for vendor innovation, which recognized the Saba Knowledge Center for its ability to deliver Web 2.0 collaboration.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal 2010, ending May 31, 2010, Saba anticipates GAAP net earnings per share to range from $0.05 to $0.09 per share on a fully diluted basis and non-GAAP net earnings per share to range from $0.25 to $0.29 on a fully diluted basis. Due to our customers’ seasonal spending patterns and recent additions in sales and marketing, Saba expects that earnings and cash flows will be weighted more heavily towards the second half of the fiscal year.

The fiscal year 2010 non-GAAP outlook excludes estimated non-cash amortization of intangibles and estimated charges related to stock-based compensation expenses.

Conference Call

Saba will host a teleconference Monday, July 20, 2009, commencing at 2:00 p.m. Pacific Time, to discuss the fourth quarter and fiscal year 2009 financial results. All interested parties may listen by dialing 800.230.1074 or +1.612.332.0637, access code 104424, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800.475.6701 or +1.320.365.3844 and entering code 104424, after 5:30 p.m. Pacific Time on July 20, 2009 through 11:59 p.m. Pacific Time on August 18, 2009.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP and non-GAAP net earnings per share and Saba’s expectation that earnings and cash flows will be weighted more heavily towards the second half of fiscal 2010. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Form10-K for the fiscal year ended May 31, 2008 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP revenue, net income and net income per share data in this press release as additional information for investors. This measure is not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), is intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Founded in 1997, Saba (NASDAQ: SABA) is the premier global provider of strategic human capital management (HCM) software and services. Saba’s people management solutions are used by more than 1,300 organizations and over 17 million end users worldwide. Saba’s solutions increase organizational performance by aligning workforce goals with organizational strategy; developing, managing and rewarding their people; and improving collaboration.

Saba product offerings address all aspects of strategic HCM and are available both on-premise and OnDemand (www.saba.com/products). To ensure long-term customer success, our global services capabilities and partnerships provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

Saba customers include Alcatel-Lucent; Bank of Tokyo-Mitsubishi UFJ; BMW; Caterpillar; CEMEX; Cisco Systems; Daimler; Dell; Deloitte Touche Tohmatsu; EDS, an HP company; EMC Corporation; FedEx Office; Insurance Australia Group; Kaiser Permanente; Lockheed Martin; Medtronic; National Australia Bank; Novartis; Petrobras; Procter & Gamble; Renault; Royal Bank of Scotland; Scotiabank; Singapore Ministry of Finance; Sprint; Standard Chartered Bank; Stanford University; Swedbank; Tata Consultancy Services; Wyndham International; Weyerhaeuser; Underwriters Laboratories; and the U.S. Army, U.S. Department of Health & Human Services, U.S. Department of Treasury/Internal Revenue Service, and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	May 31, 2009	May 31, 2008 (A)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,978	$16,624
Restricted cash	100	100
Accounts receivable, net	20,010	22,095
Prepaid expenses and other current assets	2,245	2,893

Total current assets	48,333	41,712

Property and equipment, net	4,754	5,239
Goodwill	36,095	37,708
Purchased intangible assets, net	8,743	12,459
Restricted cash	260	260
Other assets	1,538	1,553

Total assets	$99,723	$98,931

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,620	$4,017
Accrued compensation and related expenses	5,867	5,912
Accrued expenses	3,137	4,568
Deferred revenue	32,611	28,748
Current portion of debt and lease obligations	630	658

Total current liabilities	44,865	43,903

Deferred revenue	2,728	2,537
Other long-term liabilities	1,354	1,386
Accrued rent	2,211	2,363
Debt and lease obligations, less current portion	—	254

Total liabilities	51,158	50,443

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	258,128	255,637
Treasury stock	(232)	(232)
Accumulated deficit	(209,230)	(206,875)
Accumulated other comprehensive loss	(131)	(72)

Total stockholders’ equity	48,565	48,488

Total liabilities and stockholders’ equity	$99,723	$98,931

(A)	The May 31, 2008 financial information is derived from audited financial statements included in The Company’s Annual Report on Form 10-K for the year ended May 31, 2008 filed with the United States Securities and Exchange Commission. Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Twelve months ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
Revenues:
License	$4,486	$5,607	$15,139	$22,041
License updates and product support	8,553	8,842	34,468	35,092
On Demand	5,239	4,678	20,809	18,191
Professional services	7,272	9,052	32,405	32,453

Total revenues	25,550	28,179	102,821	107,777

Cost of revenues:
Cost of license	287	209	909	839
Cost of license updates and product support	2,096	2,294	8,191	8,900
Cost of On Demand	2,118	2,230	9,157	7,232
Cost of professional services	4,947	5,779	21,847	22,075
Amortization of acquired developed technology	295	295	1,178	1,178

Total cost of revenues	9,743	10,807	41,282	40,224

Gross profit	15,807	17,372	61,539	67,553

Operating expenses:
Research and development	4,142	4,215	17,380	16,498
Sales and marketing	6,805	8,379	26,405	36,571
General and administrative	3,575	3,910	15,200	14,609
Restructurings	287	—	539	—
Amortization of purchased intangible assets	634	636	2,538	2,538

Total operating expenses	15,443	17,140	62,062	70,216

Income (loss) from operations	364	232	(523)	(2,663)
Interest income (expense) and other, net	(330)	242	24	465

Income (loss) before provision for income taxes	34	474	(499)	(2,198)
Provision for income taxes	1,155	784	1,856	1,344

Net loss	$(1,121)	$(310)	$(2,355)	$(3,542)

Basic and diluted net loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.12)

Shares used in computing net loss per share:
Basic and diluted	29,197	29,123	29,174	29,016

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Twelve months ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
GAAP net loss	$(1,121)	$(310)	$(2,355)	$(3,542)

Plus:
Fair value adjustment to deferred revenue	—	5	—	37
Share-based compensation expense	763	529	2,341	3,009
Amortization of acquired developed technology and purchased intangible assets	929	947	3,716	3,955
Non-operating costs	194	235	866	235
Restructurings	287	—	539	—
Income tax expense - acquired NOL usage	1,189	589	1,383	589

Non-GAAP net income	$2,241	$1,995	$6,490	$4,283

Net income (loss) per share:

GAAP net loss per share	$(0.04)	$(0.01)	$(0.08)	$(0.12)

Plus:
Fair value adjustment to deferred revenue	0.00	0.00	0.00	0.00
Share-based compensation expense	0.03	0.02	0.08	0.10
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03	0.13	0.14
Non-operating costs	0.01	0.01	0.03	0.01
Restructurings	0.01	0.00	0.02	0.00
Income tax expense - acquired NOL usage	0.04	0.02	0.05	0.02

Non-GAAP net income per share	$0.07	$0.07	$0.22	$0.15

Shares used in computing net income (loss) per share:
Basic	29,197	29,123	29,174	29,016

Diluted	29,940	29,195	29,436	29,427

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Fair Value Adjustment to Deferred Revenue

The company includes revenue associated with Centra Software, Inc. deferred revenue that was excluded as a result of purchase accounting adjustments to fair value, as required by GAAP, as management believes that it is reflective of ongoing operating results.

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, the awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets and amortization of acquired backlog that resulted in a reduction of revenue. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the fourth quarter of fiscal year 2008 and the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures. During the fourth quarter of fiscal year 2009, the company decided to indefinitely delay the implementation of Oracle R12 release and wrote off all capitalized costs.

Restructurings

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. This expense is primarily severance and related costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income Tax Expense – Acquired NOL Usage

As a result of prior acquisitions, the company has acquired net operating loss (NOL) carryforwards which were not included in the purchase accounting for each applicable transaction. Use of these NOL’s during fiscal year 2009 resulted in a reclassification of goodwill to a non-cash charge to provision for income taxes. Management excludes this charge from our non-GAAP financial measures when evaluating operational performance because it believes that it provides for better comparability between periods and provides results that are more reflective of that performance.

Contact:

Bill Slater, Chief Financial Officer, +1-650-581-2500